EXHIBIT 10.5

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Tyrone Johnson (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of November 22, 2017, as amended pursuant to that certain first amendment made and entered into as of May 1, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to further amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Shawn Baldwin
Name:	Shawn K. Baldwin
Title:	General Counsel and Secretary

EXECUTIVE:

/s/ Tyrone Johnson

EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

4